RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                         Company

             RESIDENTIAL FUNDING CORPORATION
                     Master Servicer

           Mortgage Pass-Through Certificates
                     Series 1996-S4

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           Supplement dated February 27, 1996
                           to
      Prospectus Supplement dated February 21, 1996
                           and
            Prospectus dated January 23, 1996

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     The numerical percentages set forth in the attached
Prospectus Supplement in paragraph (a)(iv)(A) on page
S-26 under "Description of the Certificates "Principal
Distributions on the Senior Certificates" should be disregarded. The correct numerical percentages are as follows: 20.5098308984%, 22.9874738147%, 14.6771096887%,
0.5753428863%, 5.4369885854%, 7.3356193719%,
8.8458941085% and 19.6317406462%.

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     THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE
PROSPECTUS AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE,
AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     UNTIL MAY 28, 1996, ALL DEALERS EFFECTING
TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT
AND THIS SUPPLEMENT).  THIS DELIVERY REQUIREMENT IS IN
ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                PaineWebber Incorporated
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